SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):      March 3, 2003

                            SHARP HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                   0-28829                     65-0970516
(State or other jurisdiction       (Commission File             (IRS Employer
      or incorporation)                Number)               Identification No.)

             13135 CHAMPIONS DRIVE, SUITE 100, HOUSTON, TEXAS 77069 (Address of principal executive offices, including zip code)

                                 (713) 960-9100
               Registrant's telephone number, including area code



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ITEM 2.          ACQUISITION OF DISPOSITION OF ASSETS.

     On March 3, 2003, we acquired substantially all of the assets of John Galt Media, Inc. As consideration for this asset acquisition, we gave John Galt Media, Inc. 3,000,000 shares of our restricted common stock and warrants to purchase up to 1,000,000 shares of our restricted common stock at an exercise
price of $0.01 per share that expires on April 30, 2008.   We also assumed up to
$140,000.00 of liabilities of John Galt Media, Inc. including contracts and leases. This acquisition was the result of arms length negotiations between the parties. However, no appraisal was done.

     The assets that we acquired consist of six U.S. patents involving security and Internet connectivity, trademarks, domain names and other intellectual property related to a methodology of digital rights security. John Galt Media, Inc. engages in the business of securing information and content on CD's and web sites. We also acquired the office and computer equipment of John Galt Media, Inc.


ITEM  7.         FINANCIAL  STATEMENTS,  AND  EXHIBITS.

(a)  Financial  Statements:

          The financial statements required to be filed, if any, will be filed no later than May 19, 2003.


(b)  Exhibits:

          10.1   Asset Purchase Agreement


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 3, 2003                              SHARP HOLDING CORPORATION


                                           ____________________________
                                           By:  /s/  George  Sharp

                                           George Sharp, President


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